SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2004

Ascential Software Corporation

(Exact name of registrant as specified in charter)

Delaware	000-15325	94-3011736

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

50 Washington Street
Westborough, Massachusetts	01581

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 366-3888

Not Applicable

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.
SIGNATURE

Item 9. Regulation FD Disclosure.

     Ascential Software Corporation (“Ascential”) has entered into an OEM License Agreement (the “Agreement”) with PeopleSoft, Inc. (“PeopleSoft”), dated as of December 31, 2003. Pursuant to the Agreement, Ascential granted PeopleSoft a non-exclusive, worldwide license to embed into PeopleSoft’s product offerings and distribute certain of Ascential’s products, including OEM Editions of its DataStage® and MetaStage® software applications, and certain connectivity products. Pursuant to the Agreement, PeopleSoft will also have the right to participate in Ascential’s customer referral program. The Agreement extends until January 1, 2008, unless earlier terminated or extended in accordance with the terms of the Agreement.

     Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This report contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this report include an abbreviated summary of certain terms of the Agreement, which are qualified by the actual terms of the Agreement. There can be no assurances that Ascential’s products will be distributed pursuant to the Agreement, or that the Agreement will not be terminated. Ascential disclaims any intent or obligation to update any forward-looking statements made herein to reflect any change in Ascential’s expectations with regard thereto or any change in events, conditions, or circumstances on which such statements are based.

     The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2004	ASCENTIAL SOFTWARE CORPORATION

	By:	/s/ Robert C. McBride Robert C. McBride Vice President and Chief Financial Officer